3Q 2020 Strategic & Financial Highlights Chris Pappas, Executive Director Steven E. Strah, President and Acting CEO K. Jon Taylor, SVP and CFO November 2, 2020

Non-GAAP Financial Matters This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. FirstEnergy Corp. (FE or the Company) management cannot estimate on a forward-looking basis the impact of these items in the context of Operating earnings (loss) per share growth projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections (i.e. CAGR) to a GAAP measure without unreasonable effort. Operating earnings (loss) per share and Operating earnings (loss) per share for each segment are calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented in 2020 by 542 million shares, 540 million shares for the third quarter of 2019 and 539 million shares in the first nine months of 2019, which reflects the full impact of share dilution from the equity issuance in January 2018. Basic EPS (GAAP) is based on 542 million shares for the periods presented in 2020, and 538 million and 533 million shares for the third quarter and first nine months of 2019, respectively. Management uses non-GAAP financial measures such as Operating earnings (loss) and Operating earnings (loss) per share to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the Company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of the Company’s businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FE has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non- GAAP financial measures to the most directly comparable GAAP financial measures. 2 November 2, 2020

Leadership Transition Update Chris Pappas, Executive Director Recent Actions ■ The DOJ investigation prompted a number of shareholder and customer lawsuits, and we are also responding to a subpoena we received from the SEC on September 2nd ■ During the course of our internal review related to the ongoing government investigation regarding House Bill 6, the Independent Review Committee of the Board determined that three executives violated certain FirstEnergy policies and its code of conduct ■ On October 29, FirstEnergy announced that the three executives were all terminated effective immediately; Concurrently, Steve Strah, was appointed Acting CEO Going Forward ■ The Board is already conducting a full review of its governance and oversight processes to look for areas of improvement going forward – Formed a new sub-committee to assess and implement potential changes, as appropriate, in FE’s compliance program ■ Continue to cooperate with the DOJ and SEC investigations ■ We believe the actions the Board has taken represent an additional step toward addressing these matters and enables FirstEnergy management to better focus on running the business day-to-day ■ As we look ahead, the Board has full confidence in Steve and the rest of the team’s ability to ensure a seamless transition and to continue to execute the Company’s strategy FirstEnergy’s fully regulated growth strategy will continue, and its foundational drivers are intact 3 November 2, 2020

Business Updates Steve Strah, President and Acting CEO Leadership Transition ■ The management team is committed to working with the Board to assess and implement potential changes, as appropriate, with the Company’s compliance program ■ In my 36 years with the company, we have faced challenges and changes, and we have emerged stronger and even more dedicated to our mission ■ Our management team remains focused on keeping each other safe, providing reliable service to our customers and executing our growth initiatives 3Q 2020 Summary ■ Remain extremely proud of the hard work and resiliency our employees have demonstrated throughout this COVID-19 pandemic – Our business model and rate structure continue to provide stability ■ Reported GAAP and Operating (non-GAAP) earnings of $0.84 per share(1) – Results above the top end of our quarterly earnings guidance range – Results reflect successful implementation of our regulated growth strategies and higher weather-adjusted sales from residential customers (1) Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings 4 November 2, 2020

Business Updates (Continued) Guidance Updates ■ Revising 2020 GAAP earnings forecast to $700M - $1,160M, or $1.29 - $2.14 per share – Includes the impact from the 1Q and projected 4Q remeasurements of Pension/OPEB plans ■ Affirming 2020 Operating (non-GAAP) earnings guidance to $2.40 - $2.60 per share(1) – Currently expect to be near the top end of that range; if decoupling is part of a House Bill 6 repeal, we would be closer to the midpoint ■ Updated 2020 Funds from Operations and Free Cash Flow forecast to reflect the impacts from higher storm costs of ~$145M and higher costs associated with COVID-19 of ~$120M, including uncollectibles, most of which are deferred for future recovery ■ Although the events of this past week and the government investigations create additional uncertainty, we are affirming Operating (non-GAAP) EPS CAGR(2) projection of 6% - 8% from 2018 through 2021, and 5% - 7% extending through 2023 – Includes up to $600M equity annually in 2022 and 2023 (1) Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings (2) Refer to slide 2 for information on Non-GAAP Financial Matters 5 November 2, 2020

Business Updates (Continued)

New Jersey Updates

- In August, JCP&L filed AMI implementation plans with the BPU
- On October 28, 2020, BPU approved JCP&L's distribution base rate case settlement
  - $94M annual increase in distribution revenues beginning January 1, 2021
    - Agrees to delay the rate increase to assist customers during the pandemic
    - Rates effective for customers on November 1, 2021, and in meantime, JCP&L will offset the impact to customer bills by amortizing a $86M regulatory liability
  - The net gain proceeds from the sale of JCP&L's interest in Yards Creek will be used to reduce the regulatory asset for previously deferred storm costs
    - Expect to close the Yards Creek transaction within the next few months

Settlement Overview

Settled ROE	9.6%
Rate Base	$2,623M
Capital Structure	48.56% Debt / 51.44% Equity

Transmission Updates

- On October 29, filed an application with FERC to move transmission assets in the Allegheny Power System Zone to forward-looking formula rates (requesting an effective date of January 1, 2021)
  - 2021F total rate base of $731M; includes assets in PA (WPP), WV, MD and VA
- Created a new, stand-alone transmission company (Keystone Appalachian Transmission Company, or KATCo) to accommodate new construction in this footprint
  - Last week, filed to establish a forward-looking formula transmission rate for KATCo
  - Over the next several months, plan to make necessary filings to transfer certain transmission assets from West Penn Power and Potomac Edison to KATCo, requesting an effective date of January 1, 2022

6 November 2, 2020 FIRSTENERGY

3Q 2020 Earnings Results

Quarter-over-Quarter: Basic EPS / Operating EPS[1]

Jon Taylor, SVP and CFO

3Q20 vs. 3Q19 EPS Variance	(GAAP) Basic EPS	(Non-GAAP) Operating EPS[1]
Regulated Distribution	$0.07	$0.07
Regulated Transmission	$0.00	$0.00
Corporate / Other	$0.04	$0.01
FE Consolidated	**$0.11**	**$0.08**

- Reconciliations and detailed information is available on our website (Strategic & Financial Highlights and Investor FactBook)
  - We continue our review and closing procedures; will file 10-Q after this process is complete
    - As noted in Friday's 8-K, we are re-evaluating our controls framework, and that could lead us to identifying one or more material weaknesses
    - Based on our review, we do not expect an impact to prior period financial results
- Reported 3Q 2020 GAAP earnings of $0.84 per basic and diluted share
- Reported Operating (non-GAAP) earnings of $0.84 per share
  - Results above the top end of 3Q quarterly guidance range of $0.73 - $0.83 per share

- Regulated Distribution $0.07 / $0.07
  - Results primary due to higher weather-adjusted residential usage and incremental rider revenue

Quarter-over-Quarter Sales Comparisons	3Q20 vs. 3Q19	
	Actual	Weather-Adj
Residential	+5.1%	+5.3%
Commercial[2]	(5.5%)	(5.5%)
Industrial	(6.3%)	(6.4%)

Increased residential volumes more than offset the decrease in C&I load; net benefit of +$0.03 per share

Weather Comparison	Vs. Normal	Vs. 3Q19
Cooling Degree Days	+21%	-1%

- Regulated Transmission: $0.00 / $0.00
  - Earnings growth from continued Energizing the Future investments at MAIT and ATSI offset by higher net financing costs and the absence of a tax benefit recognized in 3Q19
- Corporate / Other: $0.04 / $0.01
  - Results primarily reflect higher tax benefits

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the third quarter of 2020 and 2019.

(1) Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings

(2) Commercial includes street lighting

7 November 2, 2020 FIRSTENERGY

Financial Updates Pension Update ■ At year-end, we will recognize our annual Pension/OPEB mark-to-market (non-cash) adjustment ■ Based on asset returns through September 30 and a discount rate range of 2.7% - 3.0%, we estimate the after-tax adjustment will range from ($330M loss) – $40M gain – YTD asset return of 9.2% vs. 2020 expected return of 7.5% – Funded status remains at 77% Minimum Required Contributions PBO Funded YTD Discount There- Assets 2020 2021 2022 2023 2024 Total Liability Status Return Rate after Dec. 31, 2019 $8,395 $10,598 79% +20.3% 3.34% – – $160 $370 $350 $505 $1,385 Feb. 26, 2020 $8,554 $11,130 77% +2.5% 2.96% – – $140 $360 $330 $495 $1,325 (Remeasurement) Mar. 31, 2020 (Est.) $7,900 $10,200 77% -4.4% 3.60% Minimum required contributions to be determined on Jun. 30, 2020 (Est.) $8,598 $11,111 77% +5.7% 2.95% 12/31/20; currently in line with Feb. 26th remeasurement Sept. 30, 2020 (Est.) $8,702 $11,346 77% +9.2% 2.84% 8 November 2, 2020

Financial Updates (Continued) Rating Agency Updates ■ We proactively reached out to the three rating agencies last week to discuss the leadership transition and our path forward – While we believe the fundamentals of our businesses remain strong, we understand there are certain management and governance factors that the agencies consider in their risk assessment, which ultimately impact the credit ratings ■ The ratings agencies have taken numerous actions – Please referThe to ratings the Investor agencies FactBook have for details taken numerous actions, and w ■ FE Corp. remains at investment grade with both Fitch and Moody’s ■ At S&P, while we are not investment grade at FE Corp. or FET, LLC, all other subsidiaries remain investment grade at their issue-level ratings ■ We will continue to maintain our open dialogue with each of the agencies and remain in close contact with them as we chart our path forward 9 November 2, 2020

Financial Updates (Continued) Preserving Flexibility ■ Continue to have access to $3.5B of credit facilities committed through December 2022 – These facilities are substantially undrawn, with only $150 million borrowed – Remain in compliance with all covenants and can make the necessary representations and warranties to borrow new funds ■ Expect our FE Corp. holding company debt to remain around ~35% of total adjusted debt; no plans to increase debt at FE Corp. holding company ■ Reaffirming our dividend policy; targeted payout ratio of 55% to 65% of our operating earnings ■ Given current dividend yield of ~5%, we expect to hold our quarterly dividend at $0.39 per share, or $1.56 per share annually, in 2021 – Represents ~59% payout ratio to our CAGR midpoint for 2021 ■ We expect our 2021 base O&M to be flat to 2020 levels; consider reductions if necessary ■ We expect 2021 cap-ex at $3B; will consider reductions if necessary ■ Equity continues to be a part of our overall financing plan; affirming our plan to issue up to $600M annually in 2022 and 2023 We will take the necessary actions financially to weather this uncertainty 10 November 2, 2020

Closing Remarks Chris Pappas, Executive Director In Closing ■ The investigation and related matters are ongoing; therefore we will not answer any questions related to this other than to refer to our earlier prepared remarks ■ The Board and Management view this is a serious and important matter – Our newly appointed sub-committee, as well as management and Internal Audit, will address this immediately ■ FirstEnergy’s strategy is working and delivering results as shown in our 3Q 2020 results and our outlook going forward, but matters related to the investigation will add uncertainties to the future financial results of the company ■ Financial updates are prudent and provide flexibility as we face uncertainty in the near term 11 November 2, 2020

Earnings Supplement to the Financial Community TABLE OF CONTENTS (Slide) 13. 3Q Earnings Summary and Reconciliation 14. YTD Earnings Summary and Reconciliation 15. 3Q Earnings Drivers by Segment 16. Special Items Descriptions 17. 3Q 2020 Earnings Results 18. 3Q 2019 Earnings Results 19. Quarter-over-Quarter Earnings Comparison 20. YTD 2020 Earnings Results 21. YTD 2019 Earnings Results 22. Year-over-Year Earnings Comparison 23. Condensed Consolidated Balance Sheets (GAAP) 24. Condensed Consolidated Statements of Cash Flows (GAAP) 25. 2020F GAAP to Operating (Non-GAAP) Earnings Reconciliation 26. Forward-Looking Statements Irene M. Prezelj, Vice President Gina E. Caskey, Senior Advisor Jake M. Mackin, Consultant prezelji@firstenergycorp.com caskeyg@firstenergycorp.com mackinj@firstenergycorp.com 330.384.3859 330.761.4185 330.384.4829 12 November 2, 2020

Quarterly Summary

	3Q 2020	3Q 2019	Change
GAAP Earnings Per Basic Share	**$0.84**	**$0.73**	**$0.11**
Special Items	$—	$0.03	$(0.03)
Operating (Non-GAAP) Earnings Per Share	**$0.84**	**$0.76**	**$0.08**

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
3Q 2019 Net Income (Loss) attributable to Common Stockholders (GAAP)	$370	$113	$(92)	$391
3Q 2019 Basic Earnings (Loss) Per Share (avg. shares outstanding 538M)	$0.69	$0.21	$(0.17)	$0.73
Special Items - 2019				
Exit of competitive generation	—	—	0.03	0.03
Total Special Items - 3Q 2019	—	—	0.03	0.03
3Q 2019 Operating Earnings (Loss) Per Share - Non-GAAP (540M fully diluted shares)	$0.69	$0.21	$(0.14)	$0.76
Distribution Revenues	0.08	—	—	0.08
Transmission Margin	—	0.02	—	0.02
Net Operating and Miscellaneous Expenses	—	—	(0.01)	(0.01)
Depreciation	(0.01)	—	—	(0.01)
Net Financing Costs	—	(0.01)	—	(0.01)
Effective Tax Rate	—	(0.01)	0.02	0.01
3Q 2020 Operating Earnings (Loss) Per Share - Non-GAAP (542M fully diluted shares)	$0.76	$0.21	$(0.13)	$0.84
Special Items - 2020				
Exit of competitive generation	—	—	—	—
Total Special Items - 3Q 2020	—	—	—	—
3Q 2020 Basic Earnings (Loss) Per Share (avg. shares outstanding 542M)	$0.76	$0.21	$(0.13)	$0.84
3Q 2020 Net Income (Loss) attributable to Common Stockholders (GAAP)	$413	$115	$(74)	$454

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the third quarter of 2020 and 2019.

Note: Refer to slide 2 for information on Non-GAAP Financial Matters.

13 November 2, 2020

FIRSTENERGY

Year-to-Date Summary

	2020	2019	Change
GAAP Earnings Per Basic Share	**$1.54**	**$1.90**	**$(0.36)**
Special Items	$0.53	$0.14	$0.39
Operating (Non-GAAP) Earnings Per Share	**$2.07**	**$2.04**	**$0.03**

Year-to-Date Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2019 Net Income (Loss) attributable to Common Stockholders (GAAP)	**$957**	**$333**	**$(274)**	**$1,016**
2019 Basic Earnings (Loss) Per Share (avg. shares outstanding 533M)	**$1.80**	**$0.63**	**$(0.53)**	**$1.90**
Special Items - 2019				
Impact of full dilution	(0.02)	(0.01)	0.02	(0.01)
Regulatory charges	(0.01)	—	—	(0.01)
Exit of competitive generation	0.02	—	0.14	0.16
Total Special Items - 2019	(0.01)	(0.01)	0.16	0.14
2019 Operating Earnings (Loss) Per Share - Non-GAAP (539M fully diluted shares)	**$1.79**	**$0.62**	**$(0.37)**	**$2.04**
Distribution Revenues	0.16	—	—	0.16
Absence of Ohio DMR	(0.12)	—	—	(0.12)
Transmission Margin	—	0.07	—	0.07
Depreciation	(0.04)	—	—	(0.04)
General Taxes	(0.01)	—	—	(0.01)
2019 Rate True-Ups	—	(0.01)	—	(0.01)
Net Financing Costs	(0.01)	(0.02)	—	(0.03)
Effective Tax Rate	—	(0.02)	0.03	0.01
2020 Operating Earnings (Loss) Per Share - Non-GAAP (542M fully diluted shares)	**$1.77**	**$0.64**	**$(0.34)**	**$2.07**
Special Items - 2020				
Regulatory charges	(0.01)	—	—	(0.01)
Exit of competitive generation	0.10	—	(0.03)	0.07
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.38)	—	(0.21)	(0.59)
Total Special Items - 2020	(0.29)	—	(0.24)	(0.53)
2020 Basic Earnings (Loss) Per Share (avg. shares outstanding 542M)	**$1.48**	**$0.64**	**$(0.58)**	**$1.54**
2020 Net Income (Loss) attributable to Common Stockholders (GAAP)	**$800**	**$346**	**$(309)**	**$837**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the years 2020 and 2019.

Note: Refer to slide 2 for information on Non-GAAP Financial Matters.

14 November 2, 2020 FIRSTENERGY

Earnings Drivers: 3Q 2020 vs. 3Q 2019

Regulated Distribution (RD)

- **Distribution Revenues:** Distribution revenues increased earnings $0.08 per share, due to $0.04 per share from incremental rider revenues in Ohio and Pennsylvania, $0.03 per share benefit from a favorable mix of weather-adjusted sales (higher residential volumes, partially offset by lower commercial and industrial volumes), and $0.01 per share from higher weather-related usage.



Q-o-Q Weather-Adjusted Distribution Deliveries
5.3%
(5.5)%
(6.4)%
(1.8)%
Residential
Commercial*
Industrial
Total



Q-o-Q Actual Distribution Deliveries
5.1%
(5.5)%
(6.3)%
(1.7)%
Residential
Commercial*
Industrial
Total

- **Depreciation:** Higher depreciation expense decreased earnings $0.01 per share, primarily due to a higher asset base.

Regulated Transmission (RT)

- **Transmission Margin:** Higher transmission margin increased earnings $0.02 per share, primarily due to higher rate base at Mid-Atlantic Interstate Transmission, LLC (MAIT) and American Transmission Systems, Incorporated (ATSI).
- **Net Financing Costs:** Higher interest expense decreased earnings $0.01 per share.
- **Effective Tax Rate:** The absence of a tax benefit recognized in 3Q 2019 decreased earnings $0.01 per share.

Corporate / Other (Corp)

- **Net Operating and Miscellaneous Expenses:** Higher expenses decreased results $0.01 per share, primarily due to lower earnings from equity method investments.
- **Effective Tax Rate:** Higher tax benefits increased results $0.02 per share.

*Commercial includes street lighting.

15 November 2, 2020 FIRSTENERGY

Special Items Descriptions ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits. ▪ Exit of competitive generation: Primarily reflects charges or credits resulting from the exit of competitive operations and impairments of certain non-core assets, including the impact of deconsolidating FES, its subsidiaries and FENOC, following their voluntary petitions for bankruptcy protection on March 31, 2018. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. ▪ Impact of full dilution: Represents the dilutive impact of increasing weighted average shares outstanding to reflect the full impact of share dilution from the $2.5 billion equity issuance in January 2018, including preferred dividends and conversion of preferred stock to common shares. Note: Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 16 November 2, 2020

3rd Quarter 2020

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,600	$ 408	$ (35)	$ 2,973	$ —	$ —	$ —	$ —	$ 2,600	$ 408	$ (35)	$ 2,973
(2)	Other	61	5	(17)	49	—	—	—	—	61	5	(17)	49
(3)	Total Revenues	2,661	413	(52)	3,022	—	—	—	—	2,661	413	(52)	3,022
(4)	Fuel	101	—	—	101	—	—	—	—	101	—	—	101
(5)	Purchased power	762	—	4	766	—	—	—	—	762	—	4	766
(6)	Other operating expenses	913	86	(62)	937	—	—	1 (a)	1	913	86	(61)	938
(7)	Provision for depreciation	223	79	14	316	—	—	—	—	223	79	14	316
(8)	Deferral of regulatory assets, net	(91)	—	—	(91)	—	—	—	—	(91)	—	—	(91)
(9)	General taxes	199	59	14	272	—	—	—	—	199	59	14	272
(10)	Total Operating Expenses	2,107	224	(30)	2,301	—	—	1	1	2,107	224	(29)	2,302
(11)	Operating Income (Loss)	554	189	(22)	721	—	—	(1)	(1)	554	189	(23)	720
(12)	Miscellaneous income, net	81	7	12	100	—	—	—	—	81	7	12	100
(13)	Pension and OPEB mark-to-market adjustment	—	—	—	—	—	—	—	—	—	—	—	—
(14)	Interest expense	(124)	(55)	(87)	(266)	—	—	—	—	(124)	(55)	(87)	(266)
(15)	Capitalized financing costs	11	9	1	21	—	—	—	—	11	9	1	21
(16)	Total Other Expense	(32)	(39)	(74)	(145)	—	—	—	—	(32)	(39)	(74)	(145)
(17)	Income (Loss) Before Income Taxes (Benefits)	522	150	(96)	576	—	—	(1)	(1)	522	150	(97)	575
(18)	Income taxes (benefits)	109	35	(28)	116	—	—	2 (a)	2	109	35	(26)	118
(19)	Income (Loss) From Continuing Operations	413	115	(68)	460	—	—	(3)	(3)	413	115	(71)	457
(20)	Discontinued operations, net of tax	—	—	(6)	(6)	—	—	6 (a)	6	—	—	—	—
(21)	Net Income (Loss)	413	115	(74)	454	—	—	3	3	413	115	(71)	457
(22)	Income Allocated to Preferred Stockholders	—	—	—	—	—	—	—	—	—	—	—	—
(23)	Net Income (Loss) Attributable to Common Stockholders	$ 413	$ 115	$ (74)	$ 454	$ —	$ —	$ 3	$ 3	$ 413	$ 115	$ (71)	$ 457
(24)	Average Shares Outstanding		542					542			542		
(25)	Earnings (Loss) per Share	$ 0.76	$ 0.21	$ (0.13)	$ 0.84	$ —	$ —	$ —	$ —	$ 0.76	$ 0.21	$ (0.13)	$ 0.84

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Exit of competitive generation	$ —	$ —	$ 3	$ 3
Impact to Earnings	$ —	$ —	$ 3	$ 3

17 November 2, 2020

FIRSTENERGY

3rd Quarter 2019

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,571	$ 371	$ (33)	$ 2,909	$ —	$ —	$ —	$ —	$ 2,571	$ 371	$ (33)	$ 2,909
(2)	Other	65	4	(15)	54	—	—	—	—	65	4	(15)	54
(3)	Total Revenues	2,636	375	(48)	2,963	—	—	—	—	2,636	375	(48)	2,963
(4)	Fuel	122	—	—	122	—	—	—	—	122	—	—	122
(5)	Purchased power	794	—	4	798	—	—	—	—	794	—	4	798
(6)	Other operating expenses	715	75	(32)	758	—	—	(26) (a)	(26)	715	75	(58)	732
(7)	Provision for depreciation	215	71	18	304	—	—	—	—	215	71	18	304
(8)	Amortization of regulatory assets, net	42	1	—	43	—	—	—	—	42	1	—	43
(9)	General taxes	197	53	7	257	—	—	—	—	197	53	7	257
(10)	Total Operating Expenses	2,085	200	(3)	2,282	—	—	(26)	(26)	2,085	200	(29)	2,256
(11)	Operating Income (Loss)	551	175	(45)	681	—	—	26	26	551	175	(19)	707
(12)	Miscellaneous income, net	36	4	17	57	—	—	—	—	36	4	17	57
(13)	Pension and OPEB mark-to-market adjustment	—	—	—	—	—	—	—	—	—	—	—	—
(14)	Interest expense	(124)	(49)	(88)	(261)	—	—	—	—	(124)	(49)	(88)	(261)
(15)	Capitalized financing costs	10	9	—	19	—	—	—	—	10	9	—	19
(16)	Total Other Expense	(78)	(36)	(71)	(185)	—	—	—	—	(78)	(36)	(71)	(185)
(17)	Income (Loss) Before Income Taxes (Benefits)	473	139	(116)	496	—	—	26	26	473	139	(90)	522
(18)	Income taxes (benefits)	103	26	(22)	107	—	—	5 (a)	5	103	26	(17)	112
(19)	Income (Loss) From Continuing Operations	370	113	(94)	389	—	—	21	21	370	113	(73)	410
(20)	Discontinued operations, net of tax	—	—	2	2	—	—	(2) (a)	(2)	—	—	—	—
(21)	Net Income (Loss)	370	113	(92)	391	—	—	19	19	370	113	(73)	410
(22)	Income Allocated to Preferred Stockholders	—	—	—	—	—	—	—	—	—	—	—	—
(23)	Net Income (Loss) Attributable to Common Stockholders	$ 370	$ 113	$ (92)	$ 391	$ —	$ —	$ 19	$ 19	$ 370	$ 113	$ (73)	$ 410
(24)	Average Shares Outstanding	538				540				540			
(25)	Earnings (Loss) per Share	$ 0.69	$ 0.21	$ (0.17)	$ 0.73	$ —	$ —	$ 0.03	$ 0.03	$ 0.69	$ 0.21	$ (0.14)	$ 0.76

Special Items (after-tax impact):

	RD	RT	Corp	FE
(a) Exit of competitive generation	$ 8	$ —	$ 19	$ 27
Impact to Earnings	$ 8	$ —	$ 19	$ 27

18 November 2, 2020 FIRSTENERGY

3rd Quarter 2020 vs 3rd Quarter 2019

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 29	$ 37	$ (2)	$ 64	$ —	$ —	$ —	$ —	$ 29	$ 37	$ (2)	$ 64
(2)	Other	(4)	1	(2)	(5)	—	—	—	—	(4)	1	(2)	(5)
(3)	Total Revenues	25	38	(4)	59	—	—	—	—	25	38	(4)	59
(4)	Fuel	(21)	—	—	(21)	—	—	—	—	(21)	—	—	(21)
(5)	Purchased power	(32)	—	—	(32)	—	—	—	—	(32)	—	—	(32)
(6)	Other operating expenses	198	11	(30)	179	—	—	27	27	198	11	(3)	206
(7)	Provision for depreciation	8	8	(4)	12	—	—	—	—	8	8	(4)	12
(8)	Amortization (deferral) of regulatory assets, net	(133)	(1)	—	(134)	—	—	—	—	(133)	(1)	—	(134)
(9)	General taxes	2	6	7	15	—	—	—	—	2	6	7	15
(10)	Total Operating Expenses	22	24	(27)	19	—	—	27	27	22	24	—	46
(11)	Operating Income (Loss)	3	14	23	40	—	—	(27)	(27)	3	14	(4)	13
(12)	Miscellaneous income, net	45	3	(5)	43	—	—	—	—	45	3	(5)	43
(13)	Pension and OPEB mark-to-market adjustment	—	—	—	—	—	—	—	—	—	—	—	—
(14)	Interest expense	—	(6)	1	(5)	—	—	—	—	—	(6)	1	(5)
(15)	Capitalized financing costs	1	—	1	2	—	—	—	—	1	—	1	2
(16)	Total Other Expense	46	(3)	(3)	40	—	—	—	—	46	(3)	(3)	40
(17)	Income (Loss) Before Income Taxes (Benefits)	49	11	20	80	—	—	(27)	(27)	49	11	(7)	53
(18)	Income taxes (benefits)	6	9	(6)	9	—	—	(3)	(3)	6	9	(9)	6
(19)	Income (Loss) From Continuing Operations	43	2	26	71	—	—	(24)	(24)	43	2	2	47
(20)	Discontinued operations, net of tax	—	—	(8)	(8)	—	—	8	8	—	—	—	—
(21)	Net Income (Loss)	43	2	18	63	—	—	(16)	(16)	43	2	2	47
(22)	Income Allocated to Preferred Stockholders	—	—	—	—	—	—	—	—	—	—	—	—
(23)	Net Income (Loss) Attributable to Common Stockholders	$ 43	$ 2	$ 18	$ 63	$ —	$ —	$ (16)	$ (16)	$ 43	$ 2	$ 2	$ 47
(24)	Average Shares Outstanding			4				2				2	
(25)	Earnings (Loss) per Share	$ 0.07	$ —	$ 0.04	$ 0.11	$ —	$ —	$ (0.03)	$ (0.03)	$ 0.07	$ —	$ 0.01	$ 0.08

19 November 2, 2020

FIRSTENERGY

YTD September 2020

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE	Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 7,031	$ 1,185	$ (105)	$ 8,111	$ —	$ —	$ —	$ —	$ 7,031	$ 1,185	$ (105)	$ 8,111
(2)	Other	176	13	(47)	142	—	—	—	—	176	13	(47)	142
(3)	Total Revenues	7,207	1,198	(152)	8,253	—	—	—	—	7,207	1,198	(152)	8,253
(4)	Fuel	276	—	—	276	—	—	—	—	276	—	—	276
(5)	Purchased power	2,062	—	11	2,073	(5) (a)	—	—	(5)	2,057	—	11	2,068
(6)	Other operating expenses	2,345	201	(130)	2,416	(6) (b)	—	(58) (b)	(64)	2,339	201	(188)	2,352
(7)	Provision for depreciation	672	233	49	954	—	—	—	—	672	233	49	954
(8)	Amortization (deferral) of regulatory assets, net	(32)	6	—	(26)	—	—	—	—	(32)	6	—	(26)
(9)	General taxes	583	177	32	792	—	—	—	—	583	177	32	792
(10)	Total Operating Expenses	5,906	617	(38)	6,485	(11)	—	(58)	(69)	5,895	617	(96)	6,416
(11)	Operating Income (Loss)	1,301	581	(114)	1,768	11	—	58	69	1,312	581	(56)	1,837
(12)	Miscellaneous income, net	246	21	36	303	—	—	—	—	246	21	36	303
(13)	Pension and OPEB mark-to-market adjustment	(257)	(19)	(147)	(423)	257 (c)	—	147 (c)	404	—	(19)	—	(19)
(14)	Interest expense	(374)	(162)	(256)	(792)	—	—	—	—	(374)	(162)	(256)	(792)
(15)	Capitalized financing costs	28	28	1	57	—	—	—	—	28	28	1	57
(16)	Total Other Expense	(357)	(132)	(366)	(855)	257	—	147	404	(100)	(132)	(219)	(451)
(17)	Income (Loss) Before Income Taxes (Benefits)	944	449	(480)	913	268	—	205	473	1,212	449	(275)	1,386
(18)	Income taxes (benefits)	144	103	(125)	122	110 (a)-(c)	—	45 (b) (c)	155	254	103	(80)	277
(19)	Income (Loss) From Continuing Operations	800	346	(355)	791	158	—	160	318	958	346	(195)	1,109
(20)	Discontinued operations, net of tax	—	—	46	46	—	—	(32) (b)	(32)	—	—	14	14
(21)	Net Income (Loss)	800	346	(309)	837	158	—	128	286	958	346	(181)	1,123
(22)	Income Allocated to Preferred Stockholders	—	—	—	—	—	—	—	—	—	—	—	—
(23)	Net Income (Loss) Attributable to Common Stockholders	$ 800	$ 346	$ (309)	$ 837	$ 158	$ —	$ 128	$ 286	$ 958	$ 346	$ (181)	$ 1,123
(24)	Average Shares Outstanding		542					542				542	
(25)	Earnings (Loss) per Share	$ 1.48	$ 0.64	$ (0.58)	$ 1.54	$ 0.29	$ —	$ 0.24	$ 0.53	$ 1.77	$ 0.64	$ (0.34)	$ 2.07

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 4	$ —	$ —	$ 4
(b) Exit of competitive generation	(48)	—	12	(36)
(c) Mark-to-market adjustments - Pension/ OPEB actuarial assumptions	202	—	116	318
Impact to Earnings	$ 158	$ —	$ 128	$ 286

20 November 2, 2020

FIRSTENERGY

YTD September 2019

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 7,214	$ 1,090	$ (96)	$ 8,208	$ —	$ —	$ —	$ —	$ 7,214	$ 1,090	$ (96)	$ 8,208
(2)	Other	187	13	(46)	154	—	—	—	—	187	13	(46)	154
(3)	Total Revenues	7,401	1,103	(142)	8,362	—	—	—	—	7,401	1,103	(142)	8,362
(4)	Fuel	382	—	—	382	—	—	—	—	382	—	—	382
(5)	Purchased power	2,177	—	13	2,190	—	—	—	—	2,177	—	13	2,190
(6)	Other operating expenses	2,116	205	(178)	2,143	(15) (a) (b)	—	(3) (b)	(18)	2,101	205	(181)	2,125
(7)	Provision for depreciation	644	211	55	910	—	—	—	—	644	211	55	910
(8)	Amortization of regulatory assets, net	79	6	—	85	8 (a)	—	—	8	87	6	—	93
(9)	General taxes	572	156	29	757	—	—	(2) (b)	(2)	572	156	27	755
(10)	Total Operating Expenses	5,970	578	(81)	6,467	(7)	—	(5)	(12)	5,963	578	(86)	6,455
(11)	Operating Income (Loss)	1,431	525	(61)	1,895	7	—	5	12	1,438	525	(56)	1,907
(12)	Miscellaneous income, net	128	12	51	191	2 (b)	—	2 (b)	4	130	12	53	195
(13)	Pension and OPEB mark-to-market adjustment	—	—	—	—	—	—	—	—	—	—	—	—
(14)	Interest expense	(370)	(142)	(261)	(773)	—	—	—	—	(370)	(142)	(261)	(773)
(15)	Capitalized financing costs	27	25	1	53	—	—	—	—	27	25	1	53
(16)	Total Other Expense	(215)	(105)	(209)	(529)	2	—	2	4	(213)	(105)	(207)	(525)
(17)	Income (Loss) Before Income Taxes (Benefits)	1,216	420	(270)	1,366	9	—	7	16	1,225	420	(263)	1,382
(18)	Income taxes (benefits)	259	87	(65)	281	3 (a) (b)	—	1 (b)	4	262	87	(64)	285
(19)	Income (Loss) From Continuing Operations	957	333	(205)	1,085	6	—	6	12	963	333	(199)	1,097
(20)	Discontinued operations, net of tax	—	—	(62)	(62)	—	—	62 (b)	62	—	—	—	—
(21)	Net Income (Loss)	957	333	(267)	1,023	6	—	68	74	963	333	(199)	1,097
(22)	Income Allocated to Preferred Stockholders	—	—	7	7	—	—	(7) (c)	(7)	—	—	—	—
(23)	Net Income (Loss) Attributable to Common Stockholders	$ 957	$ 333	$ (274)	$ 1,016	$ 6	$ —	$ 75	$ 81	$ 963	$ 333	$ (199)	$ 1,097
(24)	Average Shares Outstanding	533				539				539			
(25)	Earnings (Loss) per Share	$ 1.80	$ 0.63	$ (0.53)	$ 1.90	$ (0.01)	$ (0.01)	$ 0.16	$ 0.14	$ 1.79	$ 0.62	$ (0.37)	$ 2.04

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ (6)	$ —	$ —	$ (6)
(b) Exit of competitive generation	12	—	68	80
(c) Impact of full dilution	—	—	7	7
Impact to Earnings	$ 6	$ —	$ 75	$ 81

21 November 2, 2020

FIRSTENERGY

YTD September 2020 vs YTD September 2019

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ (183)	$ 95	$ (9)	$ (97)	$ —	$ —	$ —	$ —	$ (183)	$ 95	$ (9)	$ (97)
(2)	Other	(11)	—	(1)	(12)	—	—	—	—	(11)	—	(1)	(12)
(3)	Total Revenues	(194)	95	(10)	(109)	—	—	—	—	(194)	95	(10)	(109)
(4)	Fuel	(106)	—	—	(106)	—	—	—	—	(106)	—	—	(106)
(5)	Purchased power	(115)	—	(2)	(117)	(5)	—	—	(5)	(120)	—	(2)	(122)
(6)	Other operating expenses	229	(4)	48	273	9	—	(55)	(46)	238	(4)	(7)	227
(7)	Provision for depreciation	28	22	(6)	44	—	—	—	—	28	22	(6)	44
(8)	Amortization (deferral) of regulatory assets, net	(111)	—	—	(111)	(8)	—	—	(8)	(119)	—	—	(119)
(9)	General taxes	11	21	3	35	—	—	2	2	11	21	5	37
(10)	Total Operating Expenses	(64)	39	43	18	(4)	—	(53)	(57)	(68)	39	(10)	(39)
(11)	Operating Income (Loss)	(130)	56	(53)	(127)	4	—	53	57	(126)	56	—	(70)
(12)	Miscellaneous income, net	118	9	(15)	112	(2)	—	(2)	(4)	116	9	(17)	108
(13)	Pension and OPEB mark-to-market adjustment	(257)	(19)	(147)	(423)	257	—	147	404	—	(19)	—	(19)
(14)	Interest expense	(4)	(20)	5	(19)	—	—	—	—	(4)	(20)	5	(19)
(15)	Capitalized financing costs	1	3	—	4	—	—	—	—	1	3	—	4
(16)	Total Other Expense	(142)	(27)	(157)	(326)	255	—	145	400	113	(27)	(12)	74
(17)	Income (Loss) Before Income Taxes (Benefits)	(272)	29	(210)	(453)	259	—	198	457	(13)	29	(12)	4
(18)	Income taxes (benefits)	(115)	16	(60)	(159)	107	—	44	151	(8)	16	(16)	(8)
(19)	Income (Loss) From Continuing Operations	(157)	13	(150)	(294)	152	—	154	306	(5)	13	4	12
(20)	Discontinued operations, net of tax	—	—	108	108	—	—	(94)	(94)	—	—	14	14
(21)	Net Income (Loss)	(157)	13	(42)	(186)	152	—	60	212	(5)	13	18	26
(22)	Income Allocated to Preferred Stockholders	—	—	(7)	(7)	—	—	7	7	—	—	—	—
(23)	Net Income (Loss) Attributable to Common Stockholders	$ (157)	$ 13	$ (35)	$ (179)	$ 152	$ —	$ 53	$ 205	$ (5)	$ 13	$ 18	$ 26
(24)	Average Shares Outstanding			9				3				3	
(25)	Earnings (Loss) per Share	$ (0.32)	$ 0.01	$ (0.05)	$ (0.36)	$ 0.30	$ 0.01	$ 0.08	$ 0.39	$ (0.02)	$ 0.02	$ 0.03	$ 0.03

22 November 2, 2020 FIRSTENERGY

Condensed Consolidated Balance Sheets (GAAP) (in millions) September 30, December 31, Assets 2020 2019 Current Assets: Cash, cash equivalents and restricted cash $ 296 $ 679 Receivables 1,340 1,294 Other 526 438 Current assets - discontinued operations — 33 Total Current Assets 2,162 2,444 Property plant and equipment 32,857 31,650 Investments 582 569 Deferred charges and other assets 6,396 6,756 Assets held for sale 925 882 Total Assets $ 42,922 $ 42,301 Liabilities and Capitalization Current Liabilities: Currently payable long-term debt $ 77 $ 380 Short-term borrowings 300 1,000 Accounts payable 875 1,005 Other 1,809 2,477 Total Current Liabilities 3,061 4,862 Capitalization: Total equity 7,188 6,975 Long-term debt and other long-term obligations 22,203 19,618 Total Capitalization 29,391 26,593 Noncurrent Liabilities 9,752 10,155 Liabilities held for sale 718 691 23 November 2, 2020 Total Liabilities and Capitalization $ 42,922 $ 42,301

Condensed Consolidated Statements of Cash Flows (GAAP) (in millions) For the Nine Months Ended September 30, 2020 2019 Cash Flow from Operating Activities: Net Income $ 837 $ 1,023 Adjustments to reconcile net income to net cash from operating activities: Loss (gain) on disposal, net of tax (46) 16 Depreciation and amortization 804 1,069 Deferred income taxes and investment tax credits, net 124 251 Retirement benefits, net of payments (218) (81) Pension trust contributions — (500) Pension and OPEB mark-to-market adjustment 423 — Settlement agreement and tax sharing payments to the FES Debtors (978) — Changes in working capital and other (95) (41) Net cash provided from operating activities 851 1,737 Net cash provided from financing activities 937 665 Net cash used for investing activities (2,171) (2,081) Net change in cash, cash equivalents, and restricted cash $ (383) $ 321 24 November 2, 2020

2020F GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

	2020 Forecast			
(In $M, except per share amounts)	RD	RT	Corp	FE
2020F Net Income (Loss) attributable to Common Stockholders (GAAP)	$755 - $1,065	$460 - $485	($515) - ($390)	$700 - $1,160
2020F Earnings (Loss) Per Share (542M shares)	$1.39 - $1.97	$0.85 - $0.89	($0.95) - ($0.72)	$1.29 - $2.14
Excluding Special Items:				
1Q 2020 Remeasurement [2]	0.38	—	0.21	0.59
4Q 2020F Estimate [3]	0.45 - 0.01	—	0.13 - (0.08)	0.58 - (0.07)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.83 - 0.39	—	0.34 - 0.13	1.17 - 0.52
Regulatory charges	0.01	—	—	0.01
Exit of competitive generation	(0.10)	—	0.03	(0.07)
Total Special Items	$0.74 - $0.30	$—	$0.37 - $0.16	$1.11 - $0.46
2020F Operating Earnings (Loss) Per Share - Non-GAAP (542M shares)	$2.13 - $2.27	$0.85 - $0.89	($0.58) - ($0.56)	$2.40 - $2.60

[1] Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.
[2] Upon the emergence of FES from bankruptcy, FirstEnergy performed a remeasurement of the pension and OPEB plans as of February 26, 2020.
[3] Based on current discount rates ranging from 2.7% - 3.0% for the pension and OPEB plans, and actual gains since the last remeasurement date of February 26, 2020, through September 30, 2020, of 6.1% and 5.0% for the pension and OPEB assets, respectively. Pension and OPEB plan assets have gained 9.2% and 5.7%, respectively, for the nine months ended September 30, 2020.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%.

25 November 2, 2020 FIRSTENERGY

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the results of our ongoing internal investigation and evaluation of its controls framework, the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including, but not limited to, risks associated with the decommissioning of TMI-2; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, executing our transmission and distribution investment plans, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise. 26 November 2, 2020